Exhibit 99.1

**RECENT ACQUISITION**
Shoppes at Crescent Park
TAMPA, FLORIDA

AT&T
AT&T
EGGS UP GRILL
Nails & Spa
GEICO

CURBLINE PROPERTIES 3Q26 QUARTERLY FINANCIAL SUPPLEMENT QUARTER ENDED September 30, 2026 Recent Acquisition Shoppes at Crescent Park, TAMPA, FLORIDA

# CURBLINE PROPERTIES
## COMPANY & PORTFOLIO OVERVIEW

**$3.4B**
EQUITY MARKET CAPITALIZATION

**239**
PROPERTIES

**6.1M**
OWNED GLA

### RETAILER MIX

30%
LOCAL
70%
NATIONAL

### SHOP-TO-ANCHOR RATIO

4%
ANCHOR
26K SF
AVERAGE ASSET SIZE
96%
SHOP

### TOP 5 MSAs

### THE CURBLINE PORTFOLIO
**$129K** AVERAGE HOUSEHOLD INCOME

17%
MIDWEST & NORTHEAST
9%
MID-ATLANTIC
13%
WEST COAST
34%
SOUTHEAST
27%
SOUTHWEST, MOUNTAIN & TEXAS

All figures as of September 30, 2026.
All percentages are of ABR.
Totals may not sum due to rounding.

CURB
LISTED
NYSE

INVESTOR RELATIONS
Email: ir@curbline.com
Website: ir.curbline.com

ADDRESS
New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX
Toll Free: (833) 610-0761
Phone: (216) 755-6200
eFax: (216) 274-9711

CURBLINE

CURBLINE PROPERTIES COMPANY & PORTFOLIO OVERVIEW Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. $3.4B MARKET CAPITALIZATION 239 PROPERTIES 6.1M GLA THE CURBLINE PORTFOLIO $129K AVERAGE HOUSEHOLD INCOME TOP 5 MSAs by ABR ATLANTA 11% MIAMI 8% PHOENIX 7% HOUSTON 6% ORLANDO 5% THE CURBLINE PORTFOLIO SOUTHEAST 34% SOUTHWEST MOUNTAIN & TEXAS 27% MID-ATLANTIC 9% MIDWEST & NORTHEAST 17% WEST COAST 13% RETAILER MIX LOCAL 30% NATIONAL 70% PROPERTY COMPOSITION ANCHOR 4% SHOP 96% AVERAGE ASSET SIZE 26K SF CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.curbline.com 320 Park Avenue, 27th Floor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o: 216-755-6200 f: 216-274-9711 w: curbline.com • NYSE: CURB CURB LISTED NYSE

Curbline Properties Corp.

For Immediate Release
Curbline Properties Reports Third Quarter 2026 Results

New York, New York, October 22, 2026 – Curbline Properties Corp. (NYSE: CURB) (the “Company” or “Curbline”), an owner of convenience centers in suburban, high household income communities, announced today operating results for the quarter ended September 30, 2026. For the nine months ended September 30, 2026, net income attributable to Curbline was $17.9 million, or $0.16 per diluted share, as compared to net income of $30.3 million, or $0.28 per diluted share, in the year-ago period.

“Curbline’s third quarter results represent a continuation of trends from the first half of the year with over $300 million of investments and capital raised. Importantly, the Company’s SNO pipeline also began to ramp in the quarter with the majority of the leases expected to commence rent payment by March 2027. This operational tailwind, along with Curbline’s higher full year investment target funded with liquidity on hand, is expected to generate compelling per share growth into the fourth quarter and into 2027,” commented David R. Lukes, President and Chief Executive Officer. “Looking forward, we believe Curbline remains uniquely positioned for growth given its differentiated investment focus, the leasing economics of the Company’s property type, and its balance sheet.”

Results for the Third Quarter

•
Third quarter net income attributable to Curbline was $7.4 million, or $0.06 per diluted share, as compared to net income of $9.3 million, or $0.09 per diluted share, in the year-ago period. The decrease year-over-year was primarily due to an increase in interest and depreciation and amortization expense and a decrease in interest income as well as a higher weighted-average share count resulting from shares issued to fund acquisitions, partially offset by the net impact of asset acquisitions.
•
Third quarter operating funds from operations attributable to Curbline (“Operating FFO” or “OFFO”) was $37.4 million, or $0.32 per diluted share, compared to $29.5 million, or $0.28 per diluted share, in the year-ago period. The increase year-over-year was primarily due to the net impact of asset acquisitions, partially offset by an increase in interest expense, a decrease in interest income and a higher weighted-average share count resulting from shares issued to fund acquisitions.

Significant Third Quarter Activity and Recent Activity

•
During the third quarter, acquired 23 convenience shopping centers for an aggregate purchase price of $233.9 million.
•
During the third quarter and fourth quarter to date, sold 3.6 million shares of common stock on a forward basis under its at-the-market equity offering program for expected gross proceeds of $102.4 million before issuance costs.
•
During the third quarter, settled 7.3 million shares of common stock that were sold on a forward basis generating net proceeds of $184.0 million.
•
In September 2026, the Company entered into a $50 million forward interest rate swap agreement to fix a portion of the variable-rate component of an unsecured term loan expected to close in the fourth quarter.
•
As of September 30, 2026, adjusted for forward equity sales completed year to date, the Company had $734.9 million of cash and capital commitments for future acquisitions, including $122.8 million of cash and $612.1 million of expected gross proceeds from unsettled forward equity sales.
•
In the fourth quarter to date, acquired five convenience shopping centers for an aggregate purchase price of $49.6 million.
•
In October 2026, the Company entered into an additional $50 million forward interest rate swap agreement to fix a portion of the variable-rate component of an unsecured term loan expected to close in the fourth quarter.

Significant Year to Date 2026 Activity

•
Year to date, acquired 72 convenience shopping centers for an aggregate purchase price of $800.0 million.
•
Year to date, sold 33.0 million shares of common stock on a forward basis in follow-on public offerings and under its at-the-market equity offering program, generating expected gross proceeds of $925.9 million before issuance costs.
•
In June, issued the Company's 2025 Corporate Sustainability Report marking both the first report as a standalone public company and Curbline’s first full year of sustainability reporting. The report was completed in alignment with the Task Force on Climate related Financial Disclosures and can be found at https://curbline.com/our-story#sustainability.

Key Quarterly Operating Results

•
Reported an increase of 3.4% in same-property net operating income (“SPNOI”) for the three-month period ended September 30, 2026 compared to September 30, 2025 driven by an acceleration in base rent growth from rent commencements.
•
Generated cash new leasing spreads of 22.2% and cash renewal leasing spreads of 6.6% for the third quarter of 2026 and cash new leasing spreads of 16.7% and cash renewal leasing spreads of 6.7% for the trailing twelve-month period ended September 30, 2026.
•
Generated straight-lined new leasing spreads of 41.2% and straight-lined renewal leasing spreads of 14.6% for the third quarter of 2026 and straight-lined new leasing spreads of 34.8% and straight-lined renewal leasing spreads of 15.7% for the trailing twelve-month period ended September 30, 2026.
•
Reported a leased rate of 96.4% at September 30, 2026 compared to 96.5% at June 30, 2026 and 96.7% at September 30, 2025.
•
As of September 30, 2026, the Signed Not Opened pipeline was 190 basis points, representing $7.6 million of annualized base rent.

2026 Guidance

The Company has updated its guidance for net income attributable to Curbline for 2026 to be from $0.25 to $0.29 per diluted share and raised its guidance for Operating FFO to be from $1.25 to $1.27 per diluted share. The Company does not include a projection of gains or losses on asset sales, certain transaction costs or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Curbline to FFO and Operating FFO estimates:

	FY 2026E (prior) Per Share — Diluted	FY 2026E (revised) Per Share — Diluted
Net income attributable to Curbline	$0.27 — $0.32	$0.25 — $0.29
Depreciation and amortization of real estate, net	0.96 — 0.93	0.99 — 0.97
FFO attributable to Curbline (NAREIT)	$1.23 — $1.25	$1.24 — $1.26
Transaction and other costs, net (reported actual)	0.01	0.01
Operating FFO attributable to Curbline	$1.24 — $1.26	$1.25 — $1.27

About Curbline Properties

Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company is a self-managed real estate investment trust (“REIT”) that is publicly traded under the ticker symbol “CURB” on the NYSE. Additional information about the Company is available at curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of Curbline's website, ir.curbline.com, or for audio only, dial 833-461-5787 (U.S.) or 626-884-3620 (international) using meeting ID 527587845 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on Curbline's website at ir.curbline.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.curbline.com for future review through October 22, 2027. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of REIT performance. The Company believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT, more appropriately measure the core operations of the Company, and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same-property basis (“SPNOI”). The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SPNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation excludes first generation units and spaces vacant at the time of acquisition and includes all leases for spaces vacant greater than twelve months along with split and combination deals.

Safe Harbor

Curbline Properties Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company’s projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, changes in the economic performance and value of the Company’s properties as a result of broad economic and local conditions, such as inflation, interest rate volatility and market reaction to tariffs and other trade policies; changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our markets; the impact of changes in consumer trends, distribution channels, suburban population, retailing practices and the space needs of tenants; our dependence on rental income which depends on the successful operations and financial condition of tenants, the loss of which, including as a result of store closures or bankruptcy, could result in significant occupancy loss and negatively impact rental income from our properties; our ability to enter into new leases and renew existing leases, in each case, on favorable terms; our ability to identify, acquire, construct or develop additional properties that produce the cash flows that we expect, which may be limited by competitive pressures, and our ability to manage our growth effectively and capture the efficiencies of scale that we expect from expansion; potential environmental liabilities; our ability to secure debt and equity financing on commercially acceptable terms or at all, including the ability to complete the anticipated unsecured term loan; the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from natural disasters, public health crises and weather-related factors in locations where we own properties, the ability to estimate accurately the amounts thereof and the sufficiency and timing of any insurance recovery payments related to such damages; any change in strategy; the effect of future offerings of debt and equity securities on the value of our common stock; any disruption, failure or breach of the networks or systems on which the Company relies, including as a result of cyber-attacks; impairment in the value of real estate property that we own; changes in tax laws impacting REITs and real estate in general, as well as our ability to maintain our REIT status; our ability to retain and attract key management personnel; and the finalization of the financial statements for the quarter ended September 30, 2026. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent Annual Report on Form 10-K under “Item 1A. Risk Factors” and our subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Curbline Properties Corp.

Income Statement

	in thousands, except per share
		3Q26	3Q25	9M26	9M25
	Revenues:
	Rental income (1)	$70,868	$48,466	$191,616	$128,008
	Other property revenues	231	181	766	736
		71,099	48,647	192,382	128,744
	Expenses:
	Operating and maintenance	9,169	6,652	24,881	17,720
	Real estate taxes	8,659	5,988	23,480	15,780
		17,828	12,640	48,361	33,500

	Net operating income	53,271	36,007	144,021	95,244

	Other income (expense):
	Interest expense	(8,534)	(3,983)	(24,794)	(6,317)
	Interest income	749	4,107	5,134	15,340
	Depreciation and amortization	(29,742)	(19,777)	(81,865)	(50,279)
	General and administrative (2)	(9,797)	(7,265)	(28,660)	(24,349)
	Other income (expense), net (3)	1,493	313	4,231	866
	Gain on disposition of real estate, net	0	0	0	42
	Income before taxes	7,440	9,402	18,067	30,547
	Tax benefit (expense)	3	(44)	(131)	(221)
	Net income	7,443	9,358	17,936	30,326
	Non-controlling interests	(17)	(12)	(37)	(38)
	Net income attributable to Curbline	$7,426	$9,346	$17,899	$30,288

	Weighted average shares – Basic – EPS	115,135	105,004	108,914	104,973
	Assumed conversion of dilutive securities	1,799	260	1,900	235
	Weighted average shares – Diluted – EPS	116,934	105,264	110,814	105,208

	Earnings per share of common stock – Basic	$0.06	$0.09	$0.16	$0.28
	Earnings per share of common stock – Diluted	$0.06	$0.09	$0.16	$0.28

(1)	Rental income:
	Minimum rents	$45,035	$29,927	$120,929	$78,167
	Ground lease minimum rents	4,103	3,881	12,014	10,671
	Straight-line rent, net	1,604	1,182	4,086	2,638
	Amortization of (above)/below-market rent, net	1,667	1,211	4,930	3,170
	Percentage and overage rent	113	133	522	495
	Recoveries	17,849	12,148	48,413	31,963
	Uncollectible revenue	(421)	(350)	(1,210)	(784)
	Ancillary and other rental income	311	251	860	751
	Lease termination fees	607	83	1,072	937

(2)	SITE SSA gross up	($1,785)	($731)	($5,307)	($1,987)

(3)	Other income (expense), net:
	Transaction costs	($298)	($388)	($1,082)	($904)
	SITE SSA gross up	1,785	731	5,307	1,987
	Debt extinguishment	0	(30)	0	(217)
	Other	6	0	6	0

Curbline Properties Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	3Q26	3Q25	9M26	9M25
Net income attributable to Curbline	$7,426	$9,346	$17,899	$30,288
Depreciation and amortization of real estate, net of non-controlling interests	29,674	19,750	81,697	50,215
Gain on disposition of real estate, net of non-controlling interests	0	0	0	(42)
FFO attributable to Curbline	$37,100	$29,096	$99,596	$80,461
Transaction and debt extinguishment costs, net of non-controlling interests	297	418	1,080	1,120
Operating FFO attributable to Curbline	$37,397	$29,514	$100,676	$81,581

Weighted average shares & units – Basic: FFO & OFFO	115,135	105,004	108,914	104,973
Assumed conversion of dilutive securities	1,799	260	1,900	235
Weighted average shares & units – Diluted: FFO & OFFO	116,934	105,264	110,814	105,208

FFO per share – Basic	$0.32	$0.28	$0.91	$0.77
FFO per share – Diluted	$0.32	$0.28	$0.90	$0.76
Operating FFO per share – Basic	$0.32	$0.28	$0.92	$0.78
Operating FFO per share – Diluted	$0.32	$0.28	$0.91	$0.78

Capital expenditures and certain non-cash items:
Maintenance capital expenditures, net	$846	$1,161	$2,893	$2,261
Tenant allowances and landlord work, net	1,718	770	5,690	2,398
External leasing commissions, net	1,038	477	1,942	1,307
Loan cost amortization	(579)	(460)	(1,731)	(1,067)
Stock compensation expense	(2,961)	(3,101)	(8,723)	(9,767)

Curbline Properties Corp.

Balance Sheet

	$ in thousands

		3Q26	4Q25
	Assets:
	Land	$1,019,831	$759,267
	Buildings	1,734,945	1,304,288
	Fixtures and tenant improvements	131,064	107,013
		2,885,840	2,170,568
	Accumulated depreciation	(255,940)	(209,429)
		2,629,900	1,961,139
	Construction in progress and land	41,535	27,355
	Real estate, net	2,671,435	1,988,494

	Cash	122,833	289,553
	Receivables and straight-line rents (1)	26,673	22,514
	Amounts receivable from SITE Centers	6,599	21,457
	Intangible assets, net (2)	178,528	137,513
	Other assets, net (3)	27,114	10,259
	Total Assets	3,033,182	2,469,790

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	596,149	423,239
		596,149	423,239
	Dividends payable	21,798	20,872
	Other liabilities (4)	142,042	112,209
	Total Liabilities	759,989	556,320

	Common stock	1,213	1,054
	Paid-in capital	2,342,039	1,958,845
	Distributions in excess of net income	(85,248)	(46,100)
	Accumulated comprehensive income (loss)	7,847	(4,606)
	Non-controlling interest	7,342	4,277
	Total Equity	2,273,193	1,913,470

	Total Liabilities and Equity	$3,033,182	$2,469,790

(1)	Straight-line rents (including fixed CAM), net	$18,065	$13,929

(2)	Below-market leases (as lessee), net	14,438	14,788

(3)	Acquisition escrow deposits	10,320	3,258

(4)	Below-market leases, net	84,437	66,698

Curbline Properties Corp.

Reconciliation of Net Income Attributable to Curbline to Same-Property NOI

$ in thousands
	3Q26	3Q25	9M26	9M25
GAAP Reconciliation:
Net income attributable to Curbline	$7,426	$9,346	$17,899	$30,288
Interest expense	8,534	3,983	24,794	6,317
Interest income	(749)	(4,107)	(5,134)	(15,340)
Depreciation and amortization	29,742	19,777	81,865	50,279
General and administrative	9,797	7,265	28,660	24,349
Other expense (income), net	(1,493)	(313)	(4,231)	(866)
Gain on disposition of real estate, net	0	0	0	(42)
Tax (benefit) expense	(3)	44	131	221
Non-controlling interests	17	12	37	38
Total Curbline NOI	53,271	36,007	144,021	95,244
Less: Non-Same Property NOI	(26,083)	(9,711)	(62,879)	(16,109)
Total Same-Property NOI	$27,188	$26,296	$81,142	$79,135

Total Curbline NOI % Change	47.9%		51.2%
Same-Property NOI % Change	3.4%		2.5%

Curbline Properties Corp.

Portfolio Summary

			9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Quarterly Operational Overview
Properties			239	220	190	176	162

Owned GLA			5,605	5,242	4,559	4,323	3,984
Ground lease GLA			539	503	481	477	488
Total GLA			6,144	5,745	5,040	4,800	4,472

Base Rent PSF			$35.19	$34.99	$34.91	$34.52	$34.38
Commenced Rate			94.5%	94.3%	94.1%	94.1%	93.9%
Leased Rate			96.4%	96.5%	96.3%	96.7%	96.7%

Quarterly SPNOI			3.4%	-0.5%	4.8%	1.5%	2.6%

TTM New Leasing (GLA in 000's)			76	106	105	128	115
TTM Renewals (GLA in 000's)			475	415	328	286	264
TTM Total Leasing (GLA in 000's)			551	521	433	414	379

TTM Cash New Rent Spreads			16.7%	20.2%	20.2%	19.4%	20.2%
TTM Cash Renewal Rent Spreads			6.7%	7.4%	7.1%	8.0%	9.1%
TTM Cash Blended New and Renewal Rent Spreads			8.1%	10.0%	10.3%	11.5%	12.6%

TTM Straight-Lined New Rent Spreads			34.8%	35.7%	35.9%	34.6%	36.2%
TTM Straight-Lined Renewal Rent Spreads			15.7%	17.1%	17.1%	18.3%	19.0%
TTM Straight-Lined Blended New and Renewal Rent Spreads			18.3%	20.8%	21.7%	23.4%	24.5%

Top 20 MSAs

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Atlanta-Sandy Springs-Roswell, GA	30	712	11.6%	$21,535	10.6%	$31.54
2	Miami-Fort Lauderdale-West Palm Beach, FL	8	504	8.2%	17,131	8.4%	$36.91
3	Phoenix-Mesa-Chandler, AZ	17	341	5.6%	13,262	6.5%	$40.85
4	Houston-Pasadena-The Woodlands, TX	14	358	5.8%	13,079	6.4%	$39.46
5	Orlando-Kissimmee-Sanford, FL	6	298	4.9%	11,196	5.5%	$39.64
6	San Francisco-Oakland-Fremont, CA	3	141	2.3%	6,919	3.4%	$57.53
7	Jacksonville, FL	7	235	3.8%	6,728	3.3%	$28.91
8	Charlotte-Concord-Gastonia, NC-SC	8	242	3.9%	6,104	3.0%	$26.17
9	Dallas-Fort Worth-Arlington, TX	7	211	3.4%	6,091	3.0%	$31.29
10	Chicago-Naperville-Elgin, IL-IN	10	196	3.2%	5,799	2.8%	$32.20
11	Denver-Aurora-Centennial, CO	9	169	2.8%	5,319	2.6%	$34.39
12	Sacramento-Roseville-Folsom, CA	5	140	2.3%	5,262	2.6%	$38.12
13	Tampa-St. Petersburg-Clearwater, FL	6	151	2.5%	5,234	2.6%	$38.23
14	Minneapolis-St. Paul-Bloomington, MN-WI	7	146	2.4%	4,897	2.4%	$33.59
15	Riverside-San Bernardino-Ontario, CA	4	127	2.1%	4,505	2.2%	$38.47
16	Colorado Springs, CO	3	139	2.3%	4,388	2.2%	$34.42
17	Austin-Round Rock-San Marcos, TX	4	113	1.8%	4,213	2.1%	$37.33
18	Los Angeles-Long Beach-Anaheim, CA	3	84	1.4%	4,057	2.0%	$51.01
19	Louisville/Jefferson County, KY-IN	2	125	2.0%	3,332	1.6%	$28.71
20	Cleveland, OH	4	92	1.5%	3,259	1.6%	$36.56
	Other	82	1,620	26.4%	51,657	25.3%	$33.71
	Total	239	6,144	100.0%	$203,967	100.0%	$35.19

Note: $ and GLA in thousands except property count and base rent PSF.

Curbline Properties Corp.

Capital Structure

$, shares and units in thousands, except per share

	September 30, 2026	December 31, 2025
Market Value Per Share	$27.83	$23.21

Common Stock	121,303	105,368
Common Units	40	29
Total Common Stock and Units	121,343	105,397

Total Equity Market Capitalization	$3,376,976	$2,446,264

Unsecured Revolver	0	0
Unsecured Term Loans	250,000	250,000
Unsecured Notes Payable	350,000	178,000
Total Debt	600,000	428,000
Less: Cash(1)	122,833	289,553
Net Debt	477,167	138,447

Total Enterprise Value	$3,854,143	$2,584,711

(1) Excludes $10.3 million and $3.3 million of acquisition escrow deposits as of September 30, 2026 and December 31, 2025, respectively.

Unsecured Debt Covenants
Consolidated Outstanding Indebtedness Net of Restricted Cash	596,149	423,239
Consolidated Market Value	3,364,305	2,707,669
Consolidated Outstanding Indebtedness Ratio	18%	16%
Covenant	60%	60%

Consolidated Secured Indebtedness Net of Restricted Cash Collateral	0	0
Consolidated Market Value	3,364,305	2,707,669
Consolidated Secured Indebtedness Ratio	0%	0%
Covenant	35%	35%

Value of Unencumbered Assets	3,364,305	2,707,669
Consolidated Outstanding Unsecured Indebtedness Net of Restricted Cash	596,149	423,239
Unencumbered Asset Ratio	5.6X	6.4X
Covenant	1.7X	1.7X

Consolidated Cash Flow	156,751	124,779
Fixed Charges	29,350	11,400
Fixed Charge Ratio	5.3X	10.9X
Covenant	1.5X	1.5X

Unencumbered Adjusted NOI	159,560	112,286
Consolidated Unsecured Interest Expense	28,420	10,669
Unencumbered NOI Coverage Ratio	5.6X	10.5X
Covenant	1.8X	1.8X

Credit Ratings (Outlook)
Fitch	BBB (Stable)	BBB (Stable)

Curbline Properties Corp.

Debt Detail

$ in thousands
	Balance	Maturity Date(1)	Interest Rate(2)
Bank Debt
Unsecured Revolver ($400m)	$0	Sep-29	SOFR+0.85%
Unsecured Term Loan ($100m)	100,000	Oct-29	4.53%
Unsecured Term Loan ($150m)	150,000	Jan-31	4.61%
	$250,000
Unsecured Debt
Unsecured Notes - 2030	100,000	Sep-30	5.58%
Unsecured Notes - 2031	50,000	Jan-31	5.06%
Unsecured Notes - 2032	50,000	Sep-32	5.79%
Unsecured Notes - 2033	150,000	Jan-33	5.31%
	$350,000

Subtotal Debt	$600,000		5.07%
Unamortized Loan Costs, Net	(3,851)
Total Debt	$596,149

Maturity Schedule(1)	Secured	Unsecured	Total	Interest Rate(2)
2026	$0	$0	$0	-
2027	0	0	0	-
2028	0	0	0	-
2029	0	100,000	100,000	4.53%
2030	0	100,000	100,000	5.58%
2031	0	200,000	200,000	4.72%
2032	0	50,000	50,000	5.79%
2033	0	150,000	150,000	5.31%
2034 and beyond	0	0	0	-
Total	$0	$600,000	$600,000	5.07%

(1) Maturity dates assumed all borrower extension options are exercised.
(2) Rate excludes loan fees and unamortized loan costs. Interest rates are shown at hedged all-in rates where applicable.

Curbline Properties Corp.

Same Property Metrics

	Same-Property Net Operating Income(1)
	Quarterly Same-Property NOI			Annual Same-Property NOI
	3Q26	3Q25	Change	9M26	9M25	Change

Same Property - Leased rate	96.8%	96.7%	0.1%	96.8%	96.7%	0.1%
Same Property - Commenced rate	93.7%	94.0%	(0.3%)	93.7%	94.0%	(0.3%)

Revenues:
Minimum rents	$26,871	$26,140		$80,161	$77,930
Recoveries	8,933	9,409		27,183	27,941
Uncollectible revenue	(221)	(272)		(502)	(669)
Percentage and overage rents	113	132		503	495
Ancillary and other rental income	451	413		1,376	1,452
	36,147	35,822	0.9%	108,721	107,149	1.5%
Expenses:
Operating and maintenance	(4,570)	(4,941)		(13,972)	(14,465)
Real estate taxes	(4,389)	(4,585)		(13,607)	(13,549)
	(8,959)	(9,526)	(6.0%)	(27,579)	(28,014)	(1.6%)
Total Comparable SPNOI	$27,188	$26,296	3.4%	$81,142	$79,135	2.5%

Non-Same Property NOI	26,083	9,711		62,879	16,109
Total Curbline NOI	$53,271	$36,007	47.9%	$144,021	$95,244	51.2%

Same-Property NOI Operating Margin	75.2%	73.4%		74.6%	73.9%
Same-Property NOI Recovery Rate	99.7%	98.8%		98.6%	99.7%

(1) See the definition in the Notable Accounting Policies and Non-GAAP Measures section and the GAAP reconciliation on page 8.

Curbline Properties Corp.

Leasing Summary

Leasing Activity										Net Effective Rents
	Comparable Pool					Total Pool						CapEx PSF
	Count	GLA	ABR PSF	Cash	Straight- lined	Count	GLA	ABR PSF	Term	GLA	ABR PSF	TA & LL	LC	Total	NER PSF	Term
New Leases
3Q26	10	18,524	$47.28	22.2%	41.2%	12	22,356	$45.43	8.3	22,356	$50.21	$4.12	$2.47	$6.59	$43.62	8.3
2Q26	11	26,154	$32.69	8.2%	27.1%	15	33,947	$31.16	9.0	33,947	$34.67	$4.90	$1.90	$6.80	$27.87	9.0
1Q26	5	10,377	$41.95	33.5%	55.9%	10	16,768	$39.10	9.1	15,538	$42.67	$4.46	$2.44	$6.90	$35.77	9.1
4Q25	10	20,651	$35.67	12.6%	26.2%	16	32,547	$36.66	8.1	29,944	$39.31	$5.26	$2.19	$7.45	$31.86	7.9
	36	75,706	$38.34	16.7%	34.8%	53	105,618	$37.14	8.6	101,785	$40.67	$4.77	$2.19	$6.96	$33.71	8.5

Renewals
3Q26	59	146,452	$36.12	6.6%	14.6%	59	146,452	$36.12	5.1	146,452	$37.62	$0.02	$0.00	$0.02	$37.60	5.1
2Q26	53	133,100	$33.76	8.6%	18.1%	53	133,100	$33.76	4.9	133,100	$35.31	$0.37	$0.00	$0.37	$34.94	4.9
1Q26	52	127,791	$33.14	5.9%	14.7%	52	127,791	$33.14	5.2	127,791	$34.46	$0.00	$0.00	$0.00	$34.46	5.2
4Q25	33	67,446	$37.32	4.7%	15.2%	33	67,446	$37.32	5.3	67,446	$39.33	$0.09	$0.00	$0.09	$39.24	5.3
	197	474,789	$34.83	6.7%	15.7%	197	474,789	$34.83	5.1	474,789	$36.36	$0.13	$0.00	$0.13	$36.23	5.1

New + Renewals
3Q26	69	164,976	$37.37	8.6%	17.9%	71	168,808	$37.35	5.5	168,808	$39.29	$0.83	$0.49	$1.32	$37.97	5.5
2Q26	64	159,254	$33.59	8.6%	19.6%	68	167,047	$33.24	5.8	167,047	$35.18	$1.81	$0.60	$2.41	$32.77	5.8
1Q26	57	138,168	$33.80	7.9%	17.8%	62	144,559	$33.83	5.7	143,329	$35.35	$0.78	$0.43	$1.21	$34.14	5.6
4Q25	43	88,097	$36.94	6.4%	17.6%	49	99,993	$37.11	6.2	97,390	$39.33	$2.15	$0.87	$3.02	$36.31	6.1
	233	550,495	$35.31	8.1%	18.3%	250	580,407	$35.25	5.7	576,574	$37.13	$1.33	$0.57	$1.90	$35.23	5.7

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease.
•
Both Cash and Straight-Lined Leasing Spreads include spaces vacant greater than twelve months along with split and combination deals and exclude first generation units and units vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as the weighted average base rent per rentable square foot over the lease term less all costs associated with leasing the space including landlord work which represents property level improvements associated with the lease transaction. Excludes first generation space.

Curbline Properties Corp.

Lease Expiration Schedule

$ and GLA in thousands

Year	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	16	27	0.5%	$969	0.5%	$35.89
2026	36	75	1.3%	2,548	1.2%	$33.97
2027	211	486	8.4%	17,002	8.3%	$34.98
2028	351	918	15.8%	30,699	15.1%	$33.44
2029	287	673	11.6%	22,779	11.2%	$33.85
2030	256	672	11.6%	23,181	11.4%	$34.50
2031	280	693	12.0%	23,197	11.4%	$33.47
2032	184	526	9.1%	19,421	9.5%	$36.92
2033	142	405	7.0%	14,412	7.1%	$35.59
2034	160	438	7.6%	16,737	8.2%	$38.21
2035	129	336	5.8%	13,128	6.4%	$39.07
Thereafter	158	548	9.5%	19,894	9.8%	$36.30
Total	2,210	5,797	100.0%	$203,967	100.0%	$35.19

Note: Before exercise of any lease options; includes ground leases.

Curbline Properties Corp.

Top 25 Tenants

$ and GLA in thousands

	Tenant	Units	Base Rent	% of Total	GLA	% of Total
1	Starbucks	47	$5,573	2.7%	93	1.5%
2	Verizon	26	3,254	1.6%	79	1.3%
3	Inspire Brands (1)	40	3,064	1.5%	79	1.3%
4	Chipotle	22	2,703	1.3%	59	1.0%
5	JAB Holding (2)	23	2,656	1.3%	67	1.1%
6	AT&T	26	2,127	1.0%	61	1.0%
7	Somnigroup (Mattress Firm)	13	1,929	0.9%	56	0.9%
8	T-Mobile	20	1,750	0.9%	45	0.7%
9	Darden (3)	8	1,674	0.8%	54	0.9%
10	Chick-fil-A	9	1,630	0.8%	46	0.7%
11	GoTo Foods (4)	19	1,625	0.8%	48	0.8%
12	JPMorgan Chase	8	1,540	0.8%	34	0.6%
13	Jersey Mike's	28	1,505	0.7%	44	0.7%
14	Five Guys	13	1,416	0.7%	32	0.5%
15	AFC Urgent Care	9	1,392	0.7%	44	0.7%
16	Restaurant Brands International (5)	19	1,388	0.7%	43	0.7%
17	Wells Fargo	6	1,362	0.7%	25	0.4%
18	Total Wine & More	2	1,345	0.7%	49	0.8%
19	First Watch Restaurant Group	8	1,322	0.6%	34	0.6%
20	Brinker (Chili's)	7	1,296	0.6%	40	0.7%
21	FedEx Office	10	1,250	0.6%	37	0.6%
22	Purpose Brands (6)	14	1,211	0.6%	41	0.7%
23	Xponential Fitness (7)	17	1,116	0.5%	31	0.5%
24	Cava	7	1,105	0.5%	18	0.3%
25	Amwins Insurance	4	1,102	0.5%	17	0.3%
	Top 25 Total	405	$46,335	22.7%	1,176	19.1%
	Total Portfolio		$203,967	100.0%	6,144	100.0%

(1) Jimmy John's (17) / Dunkin (15) / Buffalo Wild Wings (3) / Buffalo Wild Wings Go (3) / Baskin Robbins (2)
(2) Panera Bread (11) / Einstein Bros. Bagels (8) / Bruegger's Bagels (2) / Caribou Coffee (2)
(3) Longhorn Steakhouse (4) / Olive Garden (3) / Chuy's (1)
(4) Jamba (7) / McAlister's Deli (6) / Moe's Southwest Grill (5) / Schlotzsky's Deli (1)
(5) Firehouse Subs (13) / Popeyes (4) / Burger King (2)
(6) Orangetheory Fitness (10) / Waxing the City (2) / Anytime Fitness (2)
(7) Club Pilates (8) / StretchLab (4) / YogaSix (3) / Pure Barre (2)

Curbline Properties Corp.

Acquisitions

$ and GLA in thousands

	Property Name	MSA	GLA	Price

01/22/26	Village at Research Park	Charlotte-Concord-Gastonia, NC-SC	14	$10,150
01/23/26	Shops at Dublin Commons	Colorado Springs, CO	34	20,500
02/04/26	Canyon Springs Station	Riverside-San Bernardino-Ontario, CA	8	4,890
02/04/26	Corner at Towne Lake	Atlanta-Sandy Springs-Roswell, GA	9	3,950
02/13/26	Cypress Creek Corner	Houston-Pasadena-The Woodlands, TX	40	27,000
02/13/26	Southbrook Station	Austin-Round Rock-San Marcos, TX	34	25,750
02/20/26	Centennial Place Shops	Milwaukee-Waukesha, WI	14	4,950
02/25/26	Augusta Crossing	Chicago-Naperville-Elgin, IL-IN	15	5,900
02/26/26	Spalding Station	Atlanta-Sandy Springs-Roswell, GA	5	3,000
02/26/26	Shops at Avalon Chase	Orlando-Kissimmee-Sanford, FL	11	5,275
03/12/26	Corner at Arapahoe Plaza	Denver-Aurora-Centennial, CO	8	4,925
03/13/26	Promenade Shoppes at Pine Gardens	Miami-Fort Lauderdale-West Palm Beach, FL	28	12,900
03/17/26	Mission Bend Plaza	Houston-Pasadena-The Woodlands, TX	6	3,500
03/27/26	Bald Hill Corner	Providence-Warwick, RI-MA	12	9,734
		1Q 2026 Total	238	$142,424

04/07/26	Village at Arbor Lakes	Minneapolis-St. Paul-Bloomington, MN-WI	48	$28,000
04/16/26	Arroyo Ridge Shoppes	Las Vegas-Henderson-North Las Vegas, NV	37	18,000
04/20/26	5-Property Portfolio	Various, TX	91	41,085
04/23/26	Tech Plaza	Athens-Clarke County, GA	12	6,675
04/30/26	Westwind Village	Atlanta-Sandy Springs-Roswell, GA	9	5,900
05/08/26	Bridgewater Commons	Orlando-Kissimmee-Sanford, FL	55	23,400
05/11/26	Shops at Arrowhead	Phoenix-Mesa-Chandler, AZ	13	10,200
05/11/26	Shops at Albertville Crossing	Minneapolis-St. Paul-Bloomington, MN-WI	12	3,585
05/15/26	Shops at Middletown Station	Louisville/Jefferson County, KY-IN	99	42,200
05/27/26	Tuxedo Festival	Atlanta-Sandy Springs-Roswell, GA	54	46,000
05/28/26	Market at Olive Shops South	St. Louis, MO-IL	12	7,550
05/28/26	Market at Olive Shops North	St. Louis, MO-IL	7	5,800
05/28/26	Evergreen Shops	Portland-Vancouver-Hillsboro, OR-WA	6	5,525
06/08/26	Shops at HighPointe Park	Denver-Aurora-Centennial, CO	11	4,731
06/11/26	2-Property Portfolio	Sacramento-Roseville-Folsom, CA	36	18,230
06/11/26	Shops at Centennial	Denver-Aurora-Centennial, CO	16	6,370
06/12/26	University Station	Austin-Round Rock-San Marcos, TX	13	8,900
06/15/26	Shops on Milliken	Riverside-San Bernardino-Ontario, CA	14	9,400
06/18/26	24th Street Market	Houston-Pasadena-The Woodlands, TX	6	4,450
06/29/26	Western Waveland Plaza	Chicago-Naperville-Elgin, IL-IN	18	10,450
06/29/26	Greenfield Station	Milwaukee-Waukesha, WI	6	3,030
06/30/26	Shops at Fountain Square	Waterbury-Shelton, CT	56	30,500
06/30/26	Clybourn Center	Chicago-Naperville-Elgin, IL-IN	33	18,000
06/30/26	Shops at Highbury Centre	Salt Lake City-Murray, UT	19	10,520
06/30/26	79th Street Center	Minneapolis-St. Paul-Bloomington, MN-WI	20	5,619
		2Q 2026 Total	703	$374,120

07/15/26	Shoppes at Crescent Park	Tampa-St. Petersburg-Clearwater, FL	24	$14,000
07/17/26	Carpenter's Landing	Houston-Pasadena-The Woodlands, TX	16	7,735
07/17/26	Shops at Asante Trails	Phoenix-Mesa-Chandler, AZ	21	17,136
07/23/26	Ironwood Shops	Fort Collins-Loveland, CO	17	8,250
07/27/26	3-Property Portfolio	Harrisonburg, VA	79	18,837
07/30/26	The Foundry	Chicago-Naperville-Elgin, IL-IN	35	17,970
07/30/26	Plaza at 66th Street	Minneapolis-St. Paul-Bloomington, MN-WI	10	6,630
08/05/26	Veterans Parkway Shops	Louisville/Jefferson County, KY-IN	26	10,075
08/17/26	Juan Tabo Corner	Albuquerque, NM	5	4,050
08/21/26	Marley Park Square	Phoenix-Mesa-Chandler, AZ	4	2,975
08/24/26	Bald Hill Corner - Phase II	Providence-Warwick, RI-MA	3	4,766
08/28/26	Shops at Oyster Creek	Houston-Pasadena-The Woodlands, TX	12	7,750
09/02/26	Shops at the Grove - Phase II	Orlando-Kissimmee-Sanford, FL	7	5,443
09/04/26	Candlewood Shops	Los Angeles-Long Beach-Anaheim, CA	42	46,000
09/11/26	Plainville Point	Boston-Cambridge-Newton, MA-NH	14	9,000
09/11/26	Lexington Station	Minneapolis-St. Paul-Bloomington, MN-WI	32	18,000

Curbline Properties Corp.

Acquisitions (continued)

$ and GLA in thousands

	Property Name	MSA	GLA	Price

09/15/26	Vista Crossing	San Diego-Chula Vista-Carlsbad, CA	24	19,300
09/18/26	Shops at Centennial - Phase II	Denver-Aurora-Centennial, CO	12	3,530
09/22/26	Shops at Gilbert Crossroads - Phase III	Phoenix-Mesa-Chandler, AZ	0	775
09/23/26	Wentworth Plaza	Minneapolis-St. Paul-Bloomington, MN-WI	13	4,535
09/30/26	Shoppes at Lake Meridian	Seattle-Tacoma-Bellevue, WA	11	7,150
		3Q 2026 Total	407	$233,907

10/01/26	Wilmette Commons	Chicago-Naperville-Elgin, IL-IN	35	$16,514
10/13/26	Cambridge Court	Madison, WI	33	14,091
10/13/26	University Station Madison	Madison, WI	22	8,909
10/14/26	Ryan Plaza	Chicago-Naperville-Elgin, IL-IN	16	2,400
10/16/26	Shops at Dublin Commons - Phase II	Colorado Springs, CO	11	7,672
		4Q 2026 QTD	117	$49,586

		2026 YTD	1,465	$800,037

Curbline Properties Corp.

Notable Accounting Policies and Non-GAAP Measures

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains/losses on the early extinguishments of debt, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs or transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same-Property Net Operating Income (“SPNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same-property basis, or SPNOI. The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SPNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SPNOI is not, and is not intended to be, a presentation in accordance with GAAP. SPNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SPNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SPNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SPNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SPNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of NOI and SPNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: curbline.com 320 Park Avenue, 27th Floor, New York, NY 10022; 3300 Enterprise Pkwy Beachwood, OH 44122 t: 833-610-0761 p: 216-755-6200 f: 216-274-9711 • NYSE:CURB CURB LISTED NYSE